Exhibit 99.1

MCEWEN MINING: Q2 2021 PRODUCTION RESULTS

TORONTO, July 13, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q2 2021 was 31,700 gold ounces and 611,800 silver ounces, or 40,800 gold equivalent ounces(1)(“GEOs”), compared to 19,200 GEOs in Q2 2020. Overall production from our operations is on track with our previously announced 2021 production guidance.

Consolidated Production Summary

	Q1		Q2		H1		2021 Guidance
	2020	2021	2020	2021	2020	2021
Gold (oz)	29,200	23,300	15,700	31,700	44,900	55,000	110,500-127,900
Silver (oz)	553,200	493,200	359,400	611,800	912,600	1,105,000	2,300,000-2,450,000
GEOs(1)	36,100	30,600	19,200	40,800	55,300	71,400	141,000-160,400

Gold Bar Mine, Nevada (100%)

During the quarter, Gold Bar produced 14,100 GEOs, compared to 6,100 GEOs in Q2 2020.

Black Fox Mine, Timmins, Canada (100%)

Black Fox produced 7,100 GEOs during the period, compared to 2,200 GEOs for Q2 2020. Mining at Black Fox has begun transitioning to the Froome deposit, where a progressive ramp-up is planned through Q3, with commercial production expected in Q4.

San José Mine, Santa Cruz, Argentina (49%(2))

During Q2, San José produced 9,300 gold ounces and 607,000 silver ounces, for a total of 18,300 GEOs, compared to 9,000 GEOs in Q2 2020. The Company received $2.5 million in dividends during the quarter.

El Gallo Project, Sinaloa, Mexico (100%)

In Q2, El Gallo produced 1,300 GEOs from residual leaching of the heap leach pad.

Financial Results

Operating costs for the quarter ended June 30, 2021 will be released with our 10-Q Quarterly Financial Statements. Liquid assets(3) as of June 30, 2021 were approximately $44 million.

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 94:1 for Q1 2020, 104:1 for Q2 2020, 68:1 for Q1 2021, and 68:1 for Q2 2021.

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

(3)	The term liquid assets used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Liquid assets are calculated as the sum of the Balance Sheet line items of cash and cash equivalents, restricted cash and investments, plus ounces of doré held in precious metals inventories valued at the London PM Fix spot price at the corresponding period.

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Technical Information

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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